Exhibit 99.1

Ladder Capital Corp Reports First Quarter 2014 Results

Financial Highlights

  Successfully completed IPO raising net new equity proceeds of $238.8 million with New York Stock Exchange listing under LADR symbol
  First Quarter 2014 Core Earnings of $57.2 million and Core EPS of $0.37 (Basic EPS on a GAAP basis of $0.26)
  Originated $611.1 million in commercial mortgage loans, including $463.6 million of mortgage loans held for sale and $147.6 million of mortgage loans held for investment
  Securitized $772.4 million of commercial mortgage loans in two securitization transactions

NEW YORK--(BUSINESS WIRE)--May 5, 2014--Ladder Capital Corp (NYSE:LADR) (“we”, “Ladder”, or the “Company”) today announced operating results for the first quarter ended March 31, 2014. Core Earnings, a non-GAAP financial measure, were $57.2 million for the quarter ended March 31, 2014, compared to a Company record $94.4 million earned in the first quarter of 2013. The $57.2 million of Core Earnings represent Ladder’s third most profitable quarter in its history by this measure. We believe Core Earnings, which adjusts GAAP income before taxes for certain non-cash expenses and unrecognized derivative results, is useful in evaluating our earnings from operations. Net income for the three months ended March 31, 2014 was $18.4 million, which compares to $88.0 million for the first quarter in the prior year.

Core EPS, a non-GAAP measure, was $0.37 per share for the first quarter of 2014. Core EPS is a measure of the after-tax Core Earnings of the Company, and excludes the same non-cash expenses and unrecognized derivative results as Core Earnings. The share count used to calculate Core EPS is based on the average number of shares of Class A and Class B common stock outstanding during the quarter, pro forma for the conversion of all Class B common shares into shares of Class A common stock as of January 1, 2014. Basic EPS on a GAAP basis was $0.26 per share for the three months ended March 31, 2014.

Total equity as of March 31, 2014 was $1.43 billion, an increase of $245.6 million compared to the end of 2013. The increase in equity was primarily due to the completion of the initial public offering of shares of our Class A common stock on February 11, 2014 at a price to the public of $17.00 per share for net proceeds of $238.8 million, including the exercise of the underwriters’ over-allotment option. Concurrent with the closing of the offering, we entered into a new $75.0 million revolving credit facility. We immediately commenced investing the proceeds from the offering to grow our loan origination and related commercial real estate business lines.

As of March 31, 2014, we had total assets of $3.5 billion, including $837.1 million of commercial real estate loans, $1.75 billion of commercial real estate-related securities, $603.8 million of real estate held for investment, $148.1 million of total cash and $151.3 million of other assets. During the first quarter of 2014, senior secured assets comprised 97.8% of our investment activity. As of March 31, 2014, senior secured assets, including first mortgage loans, real estate-related securities secured by first mortgage loans, and cash, represented approximately 74.4% of our total assets.

During the three months ended March 31, 2014, we originated $611.1 million of loans, comprised of $463.6 million of commercial mortgage loans held for sale and $147.6 million of commercial mortgage loans held for investment, as we continued to find attractive investment opportunities in the market. We recorded income from the sale of loans, net, of $41.3 million in the first quarter of 2014, primarily from the contribution of $772.4 million1 (face amount) of commercial mortgage loans in two securitization transactions. After factoring in related hedging results and other related adjustments the net economic benefit was $36.7 million1. We also received $12.3 million in proceeds from the repayment of mortgage loans held for investment during the first quarter of 2014.

Our portfolio of real estate-related securities increased by $92.8 million during the three months ended March 31, 2014 to $1.75 billion, which are primarily financed through our membership in the Federal Home Loan Bank.

We did not acquire any real estate during the quarter and the size of our real estate portfolio decreased by $20.5 million due to depreciation and continued sales of condominium units, primarily at Veer Towers. We also began selling condominium units in Terrazas River Park Village in Miami, FL. The sale of 48 total units during the quarter generated income of $6.7 million, as sale prices reflected an average 50.5% premium to our carrying value.

Portfolio Overview

The following table summarizes the book value of our investment portfolio as of the following dates:

	As of March 31, 2014	As of December 31, 2013
	($ in thousands)
Loans
Conduit first mortgage loans (held for sale)	$162,107	$440,490
Balance sheet first mortgage loans (held for investment)	535,476	411,655
Other commercial real estate-related loans (held for investment)	139,504	127,423
Total loans	837,087	979,568
Securities
CMBS investments	1,247,477	1,164,936
CMBS interest-only investments	278,832	258,058
U.S. Agency Securities investments	121,554	126,223
U.S. Agency Securities interest-only investments	102,177	108,029
Total securities	1,750,040	1,657,246
Real Estate
Total real estate, net	603,753	624,219

Total investments	3,190,880	3,261,033
Cash, cash equivalents and cash collateral held by broker	148,061	107,263
Other assets	151,306	120,767
Total assets	$3,490,247	$3,489,063
Note: Securities investments are carried at fair value.

We originate conduit first mortgage loans eligible for securitization that are secured by cash-flowing commercial real estate properties. These first mortgage loans are structured with fixed rates and five- to ten-year terms. During the first quarter of 2014, we participated in two commercial mortgage loan securitization transactions, selling and contributing $772.41 million in principal value of loans. As of March 31, 2014, we held ten first mortgage loans that were substantially available for sale into future securitizations with an aggregate book value of $162.1 million. Based on the outstanding loan principal balances at March 31, 2014 and the “as-is” third-party FIRREA appraised values at origination, the weighted average loan-to-value ratio of this portfolio was 57.3%1.

We also originate balance sheet first mortgage loans secured by commercial real estate properties that are undergoing lease-up, sell-out, renovation, or repositioning. These mortgage loans are generally structured with floating rates and terms (including extension options) ranging from one to five years. As of March 31, 2014, we held a portfolio of 27 balance sheet first mortgage loans with an aggregate book value of $535.5 million. Based on the outstanding loan principal balances at March 31, 2014 and the “as-is” third-party FIRREA appraised values at origination, the weighted average loan-to-value ratio of this portfolio was 67.2%1.

We selectively invest in other commercial real estate loans in the form of note purchase financings, subordinated debt, mezzanine debt, and other structured finance products related to commercial real estate. We held $139.5 million of other commercial real estate-related loans as of March 31, 2014. Based on the outstanding loan principal balances through the mezzanine or subordinated debt level at March 31, 2014 and the “as-is” third-party FIRREA appraised values at origination, the weighted average loan-to-value ratio of this portfolio was 78.0%.

As of March 31, 2014, our portfolio of CMBS investments had an estimated fair value of $1.53 billion and was comprised of investments in 127 CUSIPs ($12.0 million average investment per CUSIP), with a weighted average duration of 4.5 years.

As of March 31, 2014, our portfolio of U.S. Agency Securities had an estimated fair value of $223.7 million and was comprised of investments in 60 CUSIPs ($3.7 million average investment per CUSIP), with a weighted average duration of 3.6 years.

As of March 31, 2014, we owned 34 single tenant retail properties, two individual office buildings, a portfolio of office buildings, 289 condominium units at Veer Towers in Las Vegas, and 320 apartment/condominium units at Terrazas River Park Village in Miami. Our total real estate portfolio had an aggregate book value of $603.8 million. We typically originate internal non-recourse mortgage loan financing secured by an individual property or a group of properties in our real estate portfolio, and subsequently seek to securitize these loans. Once the loans have been securitized, they are included on our balance sheet as non-recourse long-term financing. As of March 31, 2014, we had $331.9 million of such non-recourse financing, secured by certain of our real estate properties.

Liquidity and Capital Resources

We held unrestricted cash and cash equivalents of $115.5 million at March 31, 2014. We had total debt outstanding of $1.96 billion as of March 31, 2014, and we had an additional $1.92 billion of committed financing available for additional investment, through our FHLB membership, our revolving credit agreements, and our committed repurchase facilities.

We apply financial leverage to our asset base in a manner that is reflective of the composition and characteristics of our investments and our plans for holding and/or selling those investments. In doing so, we aim to diversify our funding across multiple counterparties and match-fund to expected hold periods.

The following table summarizes our debt outstanding as of the following dates:

	As of March 31,	As of December 31,
	2014	2013
	($ in thousands)
Committed loan facilities	$80,766	$159,313
Committed securities facility	43,492	88,921
Uncommitted securities facilities	246,713	361,601
Long-term financing	331,937	291,053
Borrowings from the FHLB	933,000	989,000
Senior unsecured notes	325,000	325,000
Total	$1,960,908	$2,214,888

Conference Call and Webcast

We will host a conference call on Monday, May 5, 2014 at 5:00 p.m. EDT to discuss first quarter 2014 results. The conference call can be accessed by dialing (855) 771-6992 domestic or (707) 287-9312 international, access code 33620948. Individuals who dial in will be asked to identify themselves and their affiliations. For those unable to participate, an audio replay will be available from 8:00 p.m. EDT on Monday, May 5, 2014 through midnight Monday, May 19, 2014. To access the replay, please call (855) 859-2056 domestic or (404) 537-3406 international, access code 33620948. The conference call will also be webcast though a link on Ladder Capital Corp’s Investor Relations website at ir.laddercapital.com. A web-based archive of the conference call will also be available at the above website.

Non-GAAP Financial Measures

We present Core Earnings, which is a non-GAAP measure, as a supplemental measure of our performance. We define Core Earnings as income before taxes adjusted to exclude (i) net (income) loss attributable to noncontrolling interests in our consolidated joint ventures, (ii) real estate depreciation and amortization, (iii) the impact of derivative gains and losses related to the hedging of assets on our balance sheet as of the end of the specified accounting period, (iv) unrealized gains/(losses) related to our investments in agency interest-only securities, (v) the premium (discount) on long-term financing, and the related amortization of premium on long-term financing, (vi) non-cash stock-based compensation and (vii) certain one-time items. We do not designate derivatives as hedges to qualify for hedge accounting and therefore any net payments under, or fluctuations in the fair value of, our derivatives are recognized currently in our income statement. However, fluctuations in the fair value of the related assets are not included in our income statement. We consider the gain or loss on our hedging positions related to assets that we still own as of the reporting date to be “open hedging positions.” We exclude the results on the hedges from Core Earnings until the related asset is sold, and the hedge position is considered “closed.” We believe that excluding these specifically identified gains and losses associated with the open hedging positions adjusts for timing differences between when we recognize changes in the fair values of our assets and derivatives which we use to hedge asset values.

Set forth below is an unaudited reconciliation of income before taxes to Core Earnings:

	Three Months Ended March 31,
	2014	2013
	($ in thousands)
Income before taxes	$23,690	$90,118
Net (income) loss attributable to noncontrolling interest in consolidated joint ventures	192	(27)
Real estate depreciation and amortization	7,290	2,987
Adjustments for unrecognized derivative results	20,662	(1,672)
Unrealized (gain) loss on agency IO securities, net	1,034	250
Premium (discount) on long-term financing, net of amortization thereon	1,191	2,035
Non-cash stock-based compensation	3,141	662
Core earnings	$57,200	$94,353

We present Core EPS, which is a non-GAAP measure, as a supplemental measure of our performance. Core EPS is defined as Core Earnings adjusted for taxes based on an estimate of our corporate tax rate, divided by the weighted average number of Class A and Class B common shares outstanding during the quarter, pro forma for the conversion of all Class B common shares outstanding into shares of Class A common stock as of January 1, 2014.

Set forth below is an unaudited reconciliation of GAAP Basic EPS to Core EPS:

Three Months Ended
March 31, 2014

GAAP earnings per share (basic)	$0.26
Net income attributable to noncontrolling interest in operating partnership	0.38
Net income attributable to predecessor unitholders	(0.26)
Real estate depreciation and amortization	0.15
Adjustments for unrecognized derivative results	0.42
Unrealized (gain) loss on agency IO securities, net	0.02
Premium (discount) on long-term financing, net of amortization thereon	0.02
Non-cash stock-based compensation	0.07
Additional estimated corporate tax expense (effective rate of 41.43%[2], incl. UBT)	(0.38)
Impact of conversion of Class B common stock into Class A common stock	(0.31)
Core EPS	$0.37

Below is an unaudited computation of Core EPS for the three months ended March 31, 2014:

Three Months Ended
March 31, 2014
(in thousands, except
per share amounts)
Core Earnings	$57,200
Estimated corporate tax expense (effective rate of 41.43%[2], incl. UBT)	(23,698)
Tax-effected Core Earnings	$33,502

Basic weighted average shares outstanding of Class A common stock	48,910
Impact of including Class B common stock and predecessor period	41,596
Adjusted weighted average shares outstanding	90,506

Core EPS	$0.37

Core EPS information is not applicable for reporting periods prior to the first quarter of 2014 and our IPO.

We present Core Earnings and Core EPS because we believe they assist investors in comparing our performance across reporting periods on a consistent basis by excluding non-cash expenses and unrecognized results from derivatives and Agency interest-only securities, which we believe makes comparisons across reporting periods more relevant by eliminating timing differences related to changes in the values of assets and derivatives. In addition, we use Core Earnings and Core EPS: (i) to evaluate our earnings from operations and (ii) because management believes that it may be a useful performance measure for us.

Core Earnings and Core EPS have limitations as an analytical tool. Some of these limitations are:

  Core Earnings and Core EPS do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations and is not necessarily indicative of cash necessary to fund cash needs; and
  Core EPS is based on a non-GAAP estimate of Ladder’s effective tax rate, including the impact of UBT, assuming the conversion of all shares of Class B common stock into share of Class A common stock.  Ladder’s actual tax rate may differ materially from this estimate; and
  Other companies in our industry may calculate Core Earnings and Core EPS differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Core Earnings and Core EPS should not be considered in isolation or as a substitute for net income or earnings per share as an alternative to cash flow as a measure of our liquidity or any other performance measures calculated in accordance with GAAP.

In the future we may incur gains and losses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Core Earnings and Core EPS should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

For additional information about our non-GAAP financial measures, please refer to our Form 10-Q.

About Ladder

Ladder is a leading commercial real estate finance company that originates and invests in a diverse portfolio of commercial real estate and real estate-related assets, focusing on senior secured assets. Ladder’s investment activities include: (i) direct origination of commercial real estate first mortgage loans; (ii) investments in investment grade securities secured by first mortgage loans on commercial real estate; and (iii) investments in net leased and other commercial real estate. Founded in 2008, Ladder is run by a highly experienced management team with extensive expertise in all aspects of the commercial real estate industry, including origination, credit, underwriting, structuring, capital markets and asset management. Led by Brian Harris, the Company’s Chief Executive Officer, Ladder is headquartered in New York City and has branches in Boca Raton, Los Angeles, and San Francisco.

Forward-Looking Statements

Certain statements in this release may constitute “forward-looking” statements. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Ladder believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as well as its consolidated financial statements, related notes, and other financial information appearing therein, and its other filings with the U.S. Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Ladder expressly disclaims any obligation or undertaking to release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or changes in events, conditions, or circumstances on which any such statement is based.

Ladder Capital Corp and Predecessor
Combined Consolidated Statements of Income (unaudited)

	Three Months Ended March 31,
	2014	2013

Net interest income
Interest income	$36,822,125	$31,261,332
Interest expense	14,841,298	11,207,196
Net interest income	21,980,827	20,054,136

Provision for loan losses	150,000	150,000
Net interest income after provision for loan losses	21,830,827	19,904,136

Other income
Operating lease income	13,213,374	6,484,040
Tenant recoveries	2,080,163	-
Sale of loans, net	41,302,665	83,007,462
Gain on securities	1,808,815	2,564,893
Sale of real estate, net	6,692,907	3,697,548
Fee income	2,308,872	1,438,501
Net result from derivative transactions	(26,286,666)	2,269,709
Earnings from investment in unconsolidated joint ventures	348,175	393,980
Unrealized gain (loss) on Agency interest-only securities, net	(1,034,146)	(249,900)
Total other income	40,434,159	99,606,233
Costs and expenses
Salaries and employee benefits	20,003,013	19,711,553
Operating expenses	3,041,301	2,272,869
Real estate operating expenses	7,601,859	2,880,425
Fee expense	501,516	1,404,204
Depreciation and amortization	7,427,258	3,123,583
Total costs and expenses	38,574,947	29,392,634
Income before taxes	23,690,039	90,117,735
Income tax expense	5,289,217	2,067,763
Net income	18,400,822	88,049,972
Net (income) loss attributable to noncontrolling interest in consolidated joint ventures	191,520	(27,244)
Net (income) loss attributable to predecessor unitholders	12,628,031	$88,022,728
Net (income) loss attributable to noncontrolling interest in operating partnership	(18,568,032)
Net income attributable to Class A common shareholders	$12,652,341

Earnings per share:
Basic	$0.26
Diluted	$0.24

Weighted average shares outstanding:
Basic	48,909,692
Diluted	97,531,793

Ladder Capital Corp and Predecessor
Combined Consolidated Balance Sheets (unaudited)

	As of	As of
	March 31, 2014	December 31, 2013

Assets
Cash and cash equivalents	$115,465,783	$78,742,257
Cash collateral held by broker	32,595,226	28,520,788
Mortgage loan receivables held for investment, net, at amortized cost	674,980,076	539,078,182
Mortgage loan receivables held for sale	162,107,043	440,489,789
Real estate securities, available-for-sale:
Investment grade commercial mortgage backed securities	1,247,477,206	1,164,936,448
GN construction securities	16,304,540	13,006,860
GN permanent securities	105,249,603	113,216,186
Interest-only securities	381,009,103	366,086,700
Real estate, net	603,752,733	624,219,015
Investments in unconsolidated joint ventures	7,311,247	9,262,762
FHLB stock	50,400,000	49,450,000
Derivative instruments	838,922	8,244,355
Due from brokers	28,676,406	1,503
Accrued interest receivable	16,115,725	14,971,167
Other assets	47,963,235	38,837,255
Total assets	$3,490,246,848	$3,489,063,267
Liabilities and Capital
Liabilities
Repurchase agreements	$370,970,039	$609,834,793
Long-term financing	331,936,919	291,053,406
Borrowings from the FHLB	933,000,000	989,000,000
Senior unsecured notes	325,000,000	325,000,000
Due to brokers	30,090,186	-
Derivative instruments	10,411,959	7,031,033
Accrued expenses	41,946,270	64,400,382
Other liabilities	16,098,944	17,509,888
Total liabilities	2,059,454,317	2,303,829,502
Commitments and contingencies
Equity (capital)
Series A preferred units	-	825,985,422
Series B preferred units	-	290,846,531
Common units	-	59,565,278
Class A common stock, par value $0.001 per share, 600,000,000 shares authorized;
50,597,205 shares issued and outstanding	50,597	-
Class B common stock, no par value, 100,000,000 shares authorized;
48,536,429 shares issued and outstanding	-	-
Additional paid-in capital	709,372,578	-
Retained earnings	12,652,341	-
Accumulated other comprehensive income/(loss)	(1,639,804)	-
Total shareholders' equity (partners' capital)	720,435,712	1,176,397,231
Noncontrolling interest in operating partnership	702,004,580	-
Noncontrolling interest in consolidated joint ventures	8,352,239	8,836,534
Total equity (capital)	1,430,792,531	1,185,233,765

Total liabilities and equity (capital)	$3,490,246,848	$3,489,063,267

Ladder Capital Corp and Predecessor Combined Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended March 31,
	2014	2013

Cash flows from operating activities:
Net income	$18,400,822	$88,049,972
Adjustments to reconcile net income to net cash provided by
(used in) operating activities:
Depreciation and amortization	7,422,067	3,123,583
Unrealized (gain) loss on derivative instruments	10,507,734	4,252,531
Unrealized (gain) loss on Agency interest-only securities, net	1,034,146	249,900
Provision for loan losses	150,000	150,000
Amortization of equity based compensation	2,324,980	474,501
Amortization of deferred financing costs included in interest expense	1,349,475	844,409
Amortization of (premium) discount on long-term debt	(142,440)	(115,043)
Amortization of above- and below-market lease intangibles	154,756	-
Accretion/amortization of discount, premium and other fees on loans and securities	17,144,061	12,212,508
Realized gain on sale of mortgage loan receivables	(41,302,665)	(83,007,462)
Realized gain on sale of real estate securities	(1,808,815)	(2,564,893)
Realized gain on sale of real estate	(6,692,907)	(3,697,548)
Origination of mortgage loan receivables held for sale	(463,575,489)	(843,902,500)
Repayment of mortgage loan receivables held for sale	316,067	545,079
Proceeds from sales of mortgage loan receivables held for sale	783,762,354	947,119,454
Accrued interest receivable	(1,144,558)	1,069,347
Earnings on investment in unconsolidated joint ventures	(348,175)	(393,980)
Distributions of return on capital from investment in unconsolidated joint ventures	799,690	-
Changes in operating assets and liabilities:
Due to brokers	30,090,186	-
Due from brokers	(28,674,903)	1,855,858
Other assets	(10,671,294)	4,695,523
Accrued expenses and other liabilities	(22,722,816)	19,334,686
Net cash provided by (used in) operating activities	296,372,276	150,295,925
Cash flows used in investing activities:
Cash collateral held by broker for derivatives	3,999,088	(2,854,716)
Purchase of derivative instruments	-	(20,000)
Purchases of real estate securities	(201,657,200)	(85,465,685)
Repayment of real estate securities	46,701,877	99,565,578
Proceeds from sales of real estate securities	58,286,280	41,635,894
Purchase of FHLB stock	(950,000)	(8,050,000)
Origination and purchases of mortgage loan receivables held for investment	(147,570,705)	(96,414,750)
Repayment of mortgage loan receivables held for investment	12,335,575	122,063,197
Reduction (addition) of cash collateral held by broker	(8,073,526)	(22,659,733)
Addition of deposits received for loan originations	(863,615)	6,018,381
Security deposits included in other assets	2,007,219	-
Capital contributions to investment in unconsolidated joint ventures	-	(782,654)
Distributions of return of capital from investment in unconsolidated joint ventures	1,500,000	461,729
Purchases of real estate and capital improvements	(216,428)	(22,990,741)
Proceeds from sale of real estate	19,935,817	8,045,319
Net cash provided by (used in) investing activities	(214,565,618)	38,551,819
Cash flows from financing activities:
Deferred financing costs	(2,282,207)	(415,000)
Repayment of repurchase agreements	(1,644,254,432)	(2,284,776,625)
Proceeds from repurchase agreements	1,405,389,678	1,873,020,837
Proceeds from borrowings under credit agreements	-	30,000,000
Proceeds from long-term financing	41,083,035	52,393,529
Repayment of long-term financing	(57,082)	(10,208)
Proceeds from FHLB borrowings	1,649,000,000	1,654,000,000
Repayments of FHLB borrowings	(1,705,000,000)	(1,493,000,000)
Partners' capital distributions	(368,983)	(31,796,354)
Capital contributed by a noncontrolling interest	-	656,262
Capital distributed by a noncontrolling interest	(27,397,882)	-
Issuance of common stock	259,037,500	-
Common stock offering costs	(20,232,759)	-
Net cash provided by (used in) financing activities	(45,083,132)	(199,927,559)
Net increase (decrease) in cash	36,723,526	(11,079,815)
Cash and cash equivalents at beginning of period	78,742,257	45,178,565
Cash and cash equivalents at end of period	$115,465,783	$34,098,750
Supplemental information:
Cash paid for interest	$19,315,740	$7,307,150
Cash paid for income taxes	$1,094,686	$2,412,720

Supplemental disclosure of non-cash investing activities:
Transfer from mortgage loan receivables held for investment, at amortized cost to mortgage loan receivable held for sale	$-	$8,320,273
Change in other comprehensive income related to change in deferred tax asset	$305,950	$-
Supplemental disclosure of non-cash financing activities:
Exchange of capital for common stock	$483,567,974	$-
Exchange of noncontrolling interest for common stock	$697,096,682	$-
Rebalancing of ownership percentage between Company and Operating Partnership	$14,666,762	$-

SUPPLEMENTAL INFORMATION PROVIDING FURTHER INSIGHT INTO IPO-RELATED REPORTING AND PRESENTATION CHANGES

ORGANIZATION AND OPERATIONS

Ladder Capital Corp was formed as a Delaware corporation on May 21, 2013. The Company conducted an initial public offering of common stock (the "IPO") which closed on February 11, 2014. The Company used the net proceeds from the IPO to purchase newly issued LP Units from LCFH and pursuant to a reorganization into a holding corporation structure, Ladder Capital Corp became a holding corporation. Ladder Capital Corp also became the general partner of, and has a controlling interest in, the Predecessor. Ladder Capital Corp’s only business is to act as the general partner of LCFH, and, as such, Ladder Capital Corp indirectly operates and controls all of the business and affairs of LCFH and its subsidiaries through its ability to appoint the LCFH board. The proceeds received by LCFH in connection with the sale of newly issued LP Units has and will be used for loan origination, real estate businesses and for general corporate purposes.

Ladder Capital Corp consolidates the financial results of LCFH and its subsidiaries. The ownership interest of certain existing owners of LCFH, who own LP Units and an equivalent number of shares of Ladder Capital Corp Class B common stock as of the completion of the offering (the “Continuing LCFH Limited Partners”) are reflected as a noncontrolling interest in Ladder Capital Corp’s combined consolidated financial statements.

Immediately prior to the closing of the IPO on February 11, 2014, LCFH effectuated certain transactions intended to simplify the capital structure of LCFH (the “Reorganization Transactions”). Prior to the Reorganization Transactions, LCFH’s capital structure consisted of three different classes of membership interests (Series A and Series B Participating Preferred Units and Class A Common Units), each of which had different capital accounts and amounts of. The net effect of the Reorganization Transactions was to convert the multiple class structure into a single new class of units in LCFH (“LP Units”) and an equal number of shares of Class B common stock of Ladder Capital Corp. The conversion of all of the different classes of LCFH occurred in accordance with conversion ratios for each class of outstanding units based upon the liquidation value of LCFH, as if it had been liquidated upon the IPO, with such value determined by the $17.00 price per share of Class A common stock sold in the IPO. The distribution of LP Units per class of outstanding units was determined pursuant to the distribution provisions set forth in LCFH’s amended and restated Limited Liability Limited Partnership Agreement (the “Amended and Restated LLLP Agreement”). In addition, in connection with the IPO, certain of LCFH’s existing investors (the “Exchanging Existing Owners”) received 33,672,192 shares of Ladder Capital Corp Class A common stock in lieu of any or all LP Units and shares of Ladder Capital Corp Class B common stock that would otherwise have been issued to such existing investors in the Reorganization Transactions, which resulted in Ladder Capital Corp, or a wholly owned subsidiary of Ladder Capital Corp, owning one LP Unit for each share of Class A Common Stock so issued to the Exchanging Existing Owners.

The IPO resulted in the issuance by Ladder Capital Corp of 15,237,500 shares of Class A common stock to the public, including 1,987,500 shares of Class A common stock offered as a result of the exercise of the underwriters’ over allotment option, and net proceeds to Ladder Capital Corp of approximately $238.8 million (after deducting fees and expenses associated with the IPO). In addition, in connection with the IPO, the Company granted 1,687,513 shares of restricted Class A common stock to members of management, certain directors and certain employees.

Pursuant to the Amended and Restated LLLP Agreement, and subject to the applicable minimum retained ownership requirements and certain other restrictions, including notice requirements, from time to time, Continuing LCFH Limited Partners (or certain transferees thereof) will have the right to exchange with Ladder Capital Corp their LP Units for shares of Ladder Capital Corp’s Class A common stock on a one for one basis.

As a result of the transactions described above, at the close of business on February 11, 2014:

  Ladder Capital Corp became the general partner of LCFH and, through LCFH and its subsidiaries, operates the Ladder Capital business. Accordingly, Ladder Capital Corp has a 51.3% economic interest in LCFH, and Ladder Capital Corp has a majority voting interest and controls the management of LCFH. As a result, Ladder Capital Corp consolidates the financial results of LCFH and records noncontrolling interest for the economic interest in LCFH held by the Continuing LCFH Limited Partners to the extent the book value of their interest in LCFH is greater than zero;
  50,597,205 shares of Ladder Capital Corp’s Class A common stock were outstanding (comprised of 15,237,500 shares issued to the investors in the IPO, 33,672,192 shares issued to the Exchanging Existing Owners and 1,687,513 shares issued to certain directors, officers, and employees in connection with the IPO), and 48,537,414 shares of Ladder Capital Corp’s Class B common stock were outstanding. Class B common stock has no economic interest but rather voting interest in the Company. With respect to LCFH, 99,139,017 LP Units of LCFH were outstanding, of which 50,597,205 LP Units were held by Ladder Capital Corp and its subsidiaries and 48,537,414 units were held by the Continuing LCFH Limited Partners; and
  LP Units are exchangeable on a one for one basis for shares of Ladder Capital Corp Class A common stock. In connection with an exchange, a corresponding number of shares of Ladder Capital Corp Class B common stock will be required to be cancelled. LCFH LP units and Ladder Capital Corp Class B common stock cannot be legally separated. However, the exchange of LP Units for shares of Ladder Capital Corp Class A common stock will not affect the exchanging owners’ voting power since the votes represented by the cancelled shares of Ladder Capital Corp Class B common stock will be replaced with the votes represented by the shares of Class A common stock for which such LP Units are exchanged.

EARNINGS PER SHARE

The Company’s net income and weighted average shares outstanding for the period February 11, 2014 through March 31, 2014 consists of the following:

For the Period
February 11, 2014
through
March 31, 2014
(In thousands except share amounts)
Basic Net income available for Class A common stockholders	$12,652
Diluted Net income available for Class A common stockholders	$23,513
Weighted average shares outstanding
Basic	48,909,692
Diluted	97,531,793

Net income per share information is not applicable for reporting periods prior to February 11, 2014. The calculation of basic and diluted net income per share amounts for the period February 11, 2014 through March 31, 2014 are described and presented below.

Basic Net Income per Share

Numerator—utilizes net income available for Class A common shareholders for the period February 11, 2014 through March 31, 2014.

Denominator—utilizes the weighted average shares of Class A common stock for the period February 11, 2014 through March 31, 2014.

Diluted Net Income per Share

Numerator—utilizes net income available for Class A common shareholders for the period February 11, 2014 through March 31, 2014 for the basic net income per share calculation described above, adding net income amounts attributable to the noncontrolling interest in the operating partnership using the as-if converted method for the Class B common shareholders while adjusting for additional corporate income tax expense for the described net income add back.

Denominator—utilizes the weighted average number of shares of Class A common stock for the period February 11, 2014 through March 31, 2014 for the basic net income per share calculation described above adding the dilutive effect of shares issuable relating to operating partnership exchangeable interests and the incremental shares of unvested Class A restricted stock using the treasury method.

For the Period
February 11, 2014
through
March 31, 2014
(In thousands except share amounts)
Basic Net Income Per Share of Class A Common Stock
Numerator:
Net income attributable to Class A common shareholders	$12,652
Denominator:
Weighted average number of shares of Class A common stock outstanding	48,909,692
Basic net income per share of Class A common stock	$0.26
Diluted Net Income Per Share of Class A Common Stock
Numerator:
Net income attributable to Class A common shareholders	$12,652
Add (deduct) - dilutive effect of:
Amounts attributable to operating partnership's share of Ladder Capital Corp net income	18,568
Additional corporate tax	(7,708)
Diluted net income attributable to Class A common shareholders	$23,513
Denominator:
Basic weighted average number of shares of Class A common stock outstanding	48,909,692
Add - dilutive effect of:
Shares issuable relating to converted Class B common shareholders	48,537,414
Incremental shares of unvested Class A restricted stock	84,687
Diluted weighted average number of shares of Class A common stock outstanding	97,531,793
Diluted net income per share of Class A common stock	$0.24

The shares of Class B common stock do not share in the earnings of Ladder Capital Corp and are therefore not participating securities. Accordingly, basic and diluted net loss per share of Class B common stock has not been presented, although the assumed conversion of Class B common stock has been included in the presented diluted net income per share.

ACCUMULATED OTHER COMPREHENSIVE INCOME

Accumulated Other Comprehensive Income/(Loss) is presented as a component of Ladder Capital Corp’s shareholders’ equity at March 31, 2013. This amount reflects the net unrealized gain/(loss) in the value of the Company’s securities portfolio (excluding its portfolio of Agency interest-only securities), for the post-IPO period, adjusted for the impact of taxes on the portion of the amount of gain/(loss) attributable to Ladder Capital Corp.

INCOME TAXES

Prior to February 11, 2014, the Company had not been subject to U.S. federal income taxes as the predecessor entity is an LLLP, but had been subject to the New York City Unincorporated Business Tax (“NYC UBT”). As a result of the IPO, a portion of the Company’s income will be subject to U.S. federal, state and local income taxes and taxed at the prevailing corporate tax rates.

Components of the provision for income taxes consist of the following:

Three Months Ended
March 31, 2014
Current expense
Federal	$5,366,975
State and local	1,805,512
Total current expense	7,172,487
Deferred expense/(benefit)
Federal	(1,521,455)
State and local	(361,815)
Total deferred expense/(benefit)	(1,883,270)
Provision for income tax expense	$5,289,217

Corporate taxes payable as of March 31, 2014 were $6,661,704. There were no corporate taxes payable as of December 31, 2013. NYC UBT taxes payable (receivable) at March 31, 2014 and December 31, 2013 were ($95,815) and $482,324 respectively.

A reconciliation between the U.S. federal statutory income tax rate and the effective tax rate for the period ended March 31, 2014 is as follows:

Three Months Ended
March 31, 2014

US statutory tax rate	35.00%
Increase due to state and local taxes	4.65%
Benefit of partnership income not subject to taxation	-17.32%
Effective income tax rate	22.33%

The Company’s net deferred tax assets were $1,577,319 as of March 31, 2014. We believe it is more likely than not that the net deferred tax assets will be realized in the foreseeable future. Realization of our net deferred tax assets is dependent upon our generation of sufficient taxable income in future years in appropriate tax jurisdictions to obtain benefit from the reversal of temporary differences, The amount of net deferred tax assets considered realizable is subject to adjustment in future periods if estimates of future taxable income change. The components of the Company’s deferred tax assets and liabilities are as follows:

As of March 31,
2014
Deferred Tax Assets
Depreciation	$933,065
Equity based compensation	950,204
Unrealized gains and losses	297,344
Total Deferred Tax Assets	$2,180,613

Deferred Tax Liabilities
Unrealized gains and losses	603,294
Total Deferred Tax Assets	$603,294

Net Deferred Tax Assets/(Liabilities)	$1,577,319

Our tax returns are subject to audit by taxing authorities. With a few exceptions, as of March 31, 2014 the tax years 2010, 2011 and 2012 remain open to examination by the major taxing jurisdictions in which we are subject to taxes. U.S. federal and state taxing authorities are currently examining income tax returns of various subsidiaries of the Company for tax years 2010 through 2012. The Company believes that the audits will result in no material changes, however, these audits can often take a long time to complete and settle and there can be no assurances as to the possible outcomes.

Under U.S. GAAP, a tax benefit related to an income tax position may be recognized when it is more likely than not that the position will be sustained upon examination by the tax authorities based on the technical merits of the position. The Company determined that no liability for unrecognized tax benefits for uncertain income tax positions was required to be recorded as of March 31, 2014. In addition, the Company does not believe that it has any tax positions for which it is reasonably possible that it will be required to record a significant liability for unrecognized tax benefits within the next twelve months.

______________________

1 A non-GAAP measure.
2 Estimated effective tax rate, a non-GAAP measure, assumes the conversion of all shares of Class B common stock into shares of Class A common stock, including the impact on UBT. The Company’s effective tax rate on a GAAP basis for the three months ended March 31, 2014 was 22.33%.

CONTACT:
Ladder Capital Corp Investor Relations
917-369-3207
investor.relations@laddercapital.com